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                                                                    EXHIBIT 23A


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement pertaining to the 2001 Incentive Stock Option Plan (Form S-8, No. 333- ) of First Community Bancshares, Inc. and subsidiaries, of our report dated January 26, 2001, with respect to the consolidated financial statements of First Community Bancshares, Inc. and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                        /s/ Ernst & Young LLP

Charleston, West Virginia
December 14, 2001